Exhibit 10.6

PLEDGE AGREEMENT

Safe and Green Development Corporation, a Delaware corporation ("Debtor"), and Austerra Stable Growth Fund, L.P., a Texas limited partnership ("Secured Party") agree, effective January 6, 2026, as follows:

1.	Background and Purpose

The parties acknowledge that LV Peninsula Holding, LLC has executed a promissory note payable to Secured Party in the original principal amount of $5,000,000.00 ("Note") secured by real property located at 1900 & 1901 American Drive, Lago Vista, Texas 78645. The parties further acknowledge that to secure LV Peninsula Holding, LLC’s obligations under the Note, and Debtor's obligations under this Agreement, Debtor has agreed to grant Secured Party a security interest as provided below and that the parties desire to set forth more fully the terms of their understanding in this Agreement.

2.	Grant of Security Interest

To secure Debtor's Obligations (as defined in Paragraph 3 below), Debtor hereby pledges, assigns, and grants to Secured Party a security interest in the Collateral (as defined in Paragraph 4 below).

3.	Obligations

For purposes of this Agreement, "Obligations" means any and all debts, obligations, and liabilities of LV Peninsula Holding, LLC to Secured Party arising out of, or relating in any way to the Note, and any obligations of Debtor to Secured Party pursuant to this Agreement, whether or not existing or arising after the date of this Agreement, voluntary or involuntary, jointly owned with others, direct or indirect, or absolute or contingent, and whether or not from time to time increased, decreased, extinguished, created, or incurred.

4.	Collateral

For purposes of this Agreement, "Collateral" means a 50% membership interest of Debtor in Norman Berry II Owner, LLC, a Georgia limited liability company, including without limitations, all voting and/or distribution rights associated with such interest, and all income therefrom, increases therein and proceeds thereof.

5.	Representations and Warranties

As a material inducement to Secured Party under this Agreement, Debtor represents and warrants that the following are and shall remain true and correct:

5.1	Title

Debtor is the owner of all right, title, and interest in the Collateral free and clear of all liens, encumbrances, and security interests, except the security interest created by this Agreement.

5.2	Validity of Interest

The membership interest included in the Collateral is fully vested and is not subject to options, restrictions on transfer, membership agreements, or similar encumbrance or restriction.

5.3	Truth

All information that Debtor has provided to Secured Party concerning the Collateral is true and correct.

5.4	Defenses

No defenses, offsets, claims, or counterclaims exist against Debtor that may be asserted against Secured Party in any proceeding to enforce Secured Party's rights in the Collateral.

5.5	Conflict

The execution, delivery, and performance of this Agreement by Debtor are not in violation of any applicable law, regulation, or contractual obligation of Debtor.

5.6	First Priority Lien

The liens granted to Secured Party under this Agreement constitute a first priority lien on the Collateral. Debtor's grant of this lien to Secured Party does not constitute a fraudulent conveyance under any applicable law.

5.7	Good Standing

Debtor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

5.8	Due Authorization

Debtor has been duly authorized to execute and deliver this Agreement, which is a valid and binding obligation of Debtor.

5.9	Survival of Representations and Warranties

All of the Debtor's representations and warranties contained in this Agreement shall survive its execution for a period of twenty-four (24) months.

6.	Covenants of Debtor

6.1	Protection of Security Interest

On execution of this Agreement, Debtor agrees to execute, file, and record such statements, notices, and agreements, take such action, and obtain such certificates and documents in accordance with all applicable laws, statutes, and regulations as necessary or advisable to perfect, evidence, and continue Secured Party's security interest in the Collateral. Without limiting the generality of the foregoing, the Debtor agrees to take such action as may be requested by Secured Party to advise the limited liability company and its members included in the collateral of the existence of this Agreement and the pledge provided for herein so that the company can reflect such pledge in its records.

6.2	Transactions Involving Collateral

Debtor shall not, without the prior written consent of Secured Party, (a) sell, offer to sell, or otherwise transfer the Collateral except in the ordinary course of business; or (b) pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security interest, or charge other than the security interest created by this Agreement.

6.3	Compliance with Laws

Debtor shall comply with all laws, statutes, and regulations pertaining to the Collateral.

6.4	Taxes, Assessments, and Liens

Debtor shall pay when due all taxes, assessments, and liens with regard to the Collateral. Debtor may withhold any such payment or may elect to contest any lien if Debtor is conducting appropriate proceedings in good faith to contest the obligation to pay and so long as Secured Party's interest is not jeopardized.

7.	Authorized Action by Secured Party

Debtor irrevocably appoints Secured Party as Debtor's attorney in fact to do any act that Debtor is obligated to do pursuant to this Agreement to preserve or protect the Collateral and to preserve, protect, or establish Secured Party's lien on the Collateral. Debtor further irrevocably appoints Secured Party to exercise such rights and powers as Debtor might exercise with respect to the Collateral following an Event of Default, as defined below. These powers shall include without limitation the right to:

(a) Collect by legal proceedings or otherwise and endorse, receive, and receipt all dividends, interest, payments, proceeds, and other sums and property now or after the date of this Agreement payable on account of the Collateral,

(b) Transfer the Collateral to Secured Party's own or Secured Party's nominee's name, and

(c) Make any compromise or settlement and take any action Secured Party deems advisable with respect to the Collateral.

Debtor agrees to reimburse Secured Party on demand for any costs and expenses, including without limitation attorney fees, which Secured Party may incur while acting as Debtor's attorney in fact under this Agreement, all of which costs and expenses are included in the Obligations secured by this Agreement. Secured Party shall have no obligation to act pursuant to this paragraph and shall not be required to make any presentment, demand, or protest, or give any notice or take any action to preserve any rights against any other person in connection with the Collateral.

Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular assets comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request. Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

8.	Defaults and Remedies

8.1	Event of Default

Any of the following events or conditions shall constitute an Event of Default by Debtor under this Agreement:

(a) Default in payment of the Obligations in accordance with the terms of the Note;

(b) Default in the performance of any Obligations or breach of any agreement, representation, or warranty contained in this Agreement;

(c) Any levy or proceeding against the Collateral or Debtor's interest in the collateral, except if Debtor is conducting appropriate proceedings in good faith to contest the levy or proceeding; or

(d)  The filing of a petition by or against Debtor under the provisions of the Bankruptcy Code.

8.2	Remedies

On the occurrence of an Event of Default, which Event of Default is continuing and has not been cured or waived, Secured Party (to the extent permitted by applicable law):

(a) Shall have and may exercise all rights and remedies accorded to Secured Party by the Texas Uniform Commercial Code;

(b) May declare all unperformed Obligations, in whole or in part, of Debtor immediately due and payable without demand or notice; and

(c) May require Debtor to take any and all action necessary to make the Collateral available to Secured Party.

8.3	Right to Vote Interest

If the Secured Party so elects and gives notice of such election to the Debtor, the Secured Party may vote any or all interest in the Collateral (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the interest and otherwise act with respect thereto as though it were the outright owner thereof (the Debtor hereby irrevocably constituting and appointing the Secured Party the proxy and attorney-in-fact of the Debtor, with full power of substitution, to do so).

8.4	Procedures for Sale of Interest

Secured Party may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as the Secured Party thinks expedient, all without demand for performance by the Debtor or any notice or advertisement whatsoever except such as may be required by law, and provided that such disposition shall, at all times, be made in a commercially reasonable fashion.

The Secured Party may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Secured Party may buy at private sale. The Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, and all legal expenses which may be incurred by the Secured Party in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations, and any surplus shall be paid promptly to the Debtor.

8.5	Remedies Cumulative

All of Secured Party's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy.

9.	Rights Absent Default

During the term of this Agreement and so long as Debtor is not in default in the payment of the Note, Debtor shall retain the right to vote the interest in the Collateral (and to give consents, waivers and ratifications in respect of such interest), to exercise any rights, including the right to receive and retain ordinary and extraordinary dividends and liquidating dividends pertaining to the interest; provided that:

(a) No vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement;

(b) Nothing in this Agreement shall change, modify, or limit Secured Party's right to receive payments from Debtor as set forth in the Note;

(c) Debtor shall promptly pay to Secured Party any ordinary or extraordinary dividends received by Debtor on account of the interest that Secured Party shall apply to the amounts outstanding under the Note; and

(d) Any dividends or disbursements attributable to the interest shall be added to and merged with the Collateral and shall after that time be subject to the terms of this Agreement.

10.	Waiver of Hearing

Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral on an Event of Default as provided in Paragraph 8 above.

11.	Waiver

Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right.

12.	Additional Documentation; Cooperation

Each party shall, on the request of the other, execute, acknowledge, and deliver to the other any instrument that may be required to accomplish the intent of this Agreement. Each party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

13.	Responsibility of Secured Party

Under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto, other than to exercise reasonable care in the physical custody of the Collateral. The Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or the Debtor's rights in the Collateral or against other parties thereto, other than to exercise reasonable care in the physical custody of the Collateral.

14.	Termination

This Agreement shall continue in full force and effect until the payment and performance in full of the Obligations and the payment and performance by the Debtor of all of its covenants and agreements hereunder, whereupon this Agreement shall terminate and upon request of Debtor, the Secured Party shall return such Collateral in the possession or control of the Secured Party as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Secured Party hereunder.

15.	Miscellaneous

15.1	Successors and Assigns

Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

15.2	Notices

Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given:

(a) On the date of personal service on the parties,

(b) On the third business day after mailing, if the document is mailed by registered or certified mail,

(c) One day after being sent by professional or overnight courier or messenger service guaranteeing one day delivery, with receipt confirmed by the courier, or

(d) On the date of transmission if sent by telegram, telex, telecopy, or other means of electronic transmission resulting in written copies, with receipt confirmed.

Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

15.3	Amendment

The provisions of this Agreement may be modified at any time by written agreement of the parties. Any such agreement made after the date of this Agreement shall be ineffective to modify this Agreement in any respect unless in writing and signed by Debtor and Secured Party.

15.4	Attorney Fees; Prejudgment Interest

If the services of an attorney are required by Secured Party to secure the performance of this Agreement or otherwise on the breach or default of this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation to this Agreement, Secured Party shall be entitled to reasonable attorney fees, costs and other expenses, in addition to any other relief to which Secured Party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

15.5	Post-Judgment Attorney Fees

If the services of an attorney are required by any party to enforce a judgment rendered in connection with this Agreement, the judgment creditor shall be entitled to reasonable attorney fees, costs, and other expenses, and such fees, costs, and expenses shall be recoverable as a separate item. This provision shall be severable from all other provisions of this Agreement, shall survive any judgment, and shall not be deemed merged into the judgment.

15.6	Captions

All paragraph captions are for reference only and shall not be considered in construing this Agreement.

15.7	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement that can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

15.8	Governing Law

The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of Texas, excluding its conflict of laws rules.

15.9	Venue

Debtor agrees that any actions arising under this Agreement shall be heard and resolved in, courts in Travis County, Texas.

15.10	Entire Agreement

This document and its exhibits constitute the entire agreement between the parties, all oral agreements being merged in this Agreement, and supersede all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement or its exhibits.

SECURED PARTY:

Austerra Stable Growth Fund, L.P.

Austerra Wealth Management, LLC

Its: General Partner

By:	/s/ Mark C. Holland
Mark C. Holland, Managing Member

DEBTOR:

Safe and Green Development Corporation

By:	/s/ Nicolai Brune
Nicolai Brune, Director